SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 14, 2011
 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

19125 Northcreek Parkway, Suite 120

Bothell, WA 98011

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 402-3699

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 16, 2011 GeoBio, Inc., a Colorado corporation (“GeoBio”), filed a Form 8-K disclosing that on November 14, 2011, it entered and closed an equity purchase agreement with El Gas North America, Inc., a Washington limited liability company (“El Gas NA”), under which GeoBio purchased the equity interests of El Gas NA (the “El Gas NA Transaction”).

GeoBio files this amendment to the Form 8-K filed on November 16, 2011, to elaborate on the structure of El Gas NA Transaction. The El Gas Transaction involved the purchase of a single asset, under which GeoBio purchased from Mark Cangany, an individual, an exclusive license to sell and distribute the products of Pardubice, Czech Reublic based El Gas s.r.o, which products include, among others, natural gas volume monitoring and correcting equipment and data recorder products. The exclusive license covers territories including the United States, Canada, Mexico and the Caribbean Islands (the “El Gas License”). Simultaneous with the El Gas NA Transaction, GeoBio and Mark Cangany incorporated El Gas NA North America, LLC and transferred all equity interests of El Gas NA to GeoBio. Mr. Cangany then sold and transferred the El Gas License to El Gas NA in exchange for:

(i)                 2,500,000 shares of common stock of GeoBio (“Acquisition Stock”);

(ii)               $100,000.00 in the form of an 8% Promissory Note, due upon the earlier of (i) GeoBio’s receipt of third-party financing (or, cumulatively, financings) of not less than $5,000,000.00 or (ii) November 12, 2012;

(iii)             GeoBio’s agreement to reimburse to El Gas NA all reasonable expenses that El Gas NA incurs (“Reimbursable Expenses”) prior to El Gas NA achieving its first month of positive Earnings Before Income, Taxes, Depreciation and Amortization (“EBITDA”), such payment of the Reimbursable Expenses to occur upon the earlier of (a) a third-party financing (or, cumulatively, financings) of not less than $5,000,000.00, (b) within six months following such time as of which fifty percent (50%) of the monthly EBITDA is sufficient to repay the Reimbursable Expenses or (c) one year from the date of the Closing; and

(iv)             At the end of GeoBio’s fiscal year for each of the first two years following the Closing, provided that the Agreement is not at such time terminated or otherwise unwound, the Board of Directors of GeoBio and of El Gas NA shall evaluate the value of the Acquisition Stock, and to the extent that the value of the Acquisition Stock is less than the value of the Acquisition Stock at the Closing (the “Baseline Value”), GeoBio shall issue to El Gas NA that amount of additional Acquisition Stock necessary to raise the total value of the Acquisition Stock to not less than its Baseline Value. In no event shall the Acquisition Stock be reduced.

Additionally, under the Agreement, GeoBio agreed to provide the Mark Cangany with a five-year employment contract to serve as President of El Gas NA at a pay rate of $8,000.00 per month (“Base Salary”), which shall be payable 50% by GeoBio and 50% by El Gas NA until the El Gas NA-generated revenue is sufficient to pay the entire monthly Base Salary (the “Employment Contract”).

Sale of the products in the United States and Canada remains as of the filing of this Form 8-K/A remain subject to El Gas NA receiving UL approval and CSA approval for the products to be sold under the El Gas License, which UL applications were filed in the fourth quarter of 2011 and which approval GeoBio now expects El Gas NA to receive by the close of April 2012. El Gas NA’s licensor, El Gas s.r.o, has APEX approval, the European equivalent required certification, on the products in Europe.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER DESCRIPTION LOCATION

10.38 El Gas North America, LLC

Equity Purchase Agreement Incorporated by reference to GeoBio’s form 8-K filed November 16, 2011.

99.15 Press release issued November 16, 2011 Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2012

GEOBIO ENERGY, INC.

By:	/s/ Laurence Shelver
Chief Executive Officer